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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):        December 23, 2002
                                                 -------------------------------

                            P. H. GLATFELTER COMPANY
               (Exact Name of Registrant as Specified in Charter)


       Pennsylvania                       1-3560                 23-0628360
(State or Other                      (Commission File        (IRS Employer
Jurisdiction of Incorporation)       Number)                 Identification No.)


         96 South George Street, Suite 500; York, PA                 17401
                 (Address of Principal                             (Zip Code)
                  Executive Offices)


                                 (717) 225-4711
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS

      On December 20, 2002, the Company announced plans to implement cost reduction initiatives in its operations. In conjunction with these initiatives, the Company has targeted a workforce reduction of 76 positions. In January 2003, 40 employees at its U.S. operations will be directly impacted. The remaining 36 positions are expected to be absorbed by attrition and not filling already vacant positions.

Costs associated with this workforce reduction are expected to be approximately $4.0 million, which will be recorded in the fourth quarter of 2002. These actions are expected to reduce 2003 operating costs by approximately $2.7 million and ongoing operating costs by approximately $3.6 million on an annualized basis.

A copy of the Company's press release dated December 23, 2002 related to this matter is filed as Exhibit 99.1.
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ITEM 7. EXHIBITS

99.1 - Press release dated December 23, 2002
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  P. H. GLATFELTER COMPANY
                                         (Registrant)


                                  By:   /s/ C. Matthew Smith
                                        --------------------
                                  Title: Controller and Chief Accounting Officer